As filed with the Securities and Exchange Commission on June 6, 2006
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 1, 2006
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Merger Agreement
     First Charter Corporation, a North Carolina corporation (“First Charter”), and GBC Bancorp, Inc., a Georgia corporation (“GBC”), have entered into an Agreement and Plan of Merger, dated as of June 1, 2006 (the “Merger Agreement”). The Merger Agreement provides that GBC will merge with and into First Charter, with First Charter continuing as the surviving entity (the “Merger”), and that each outstanding share of GBC’s common stock will be converted into the right to receive either $47.74 in cash, 1.989 shares of First Charter common stock or a combination thereof as provided in the Merger Agreement. GBC’s shareholders will be permitted to elect to receive First Charter common stock or cash, or a combination thereof, subject to the condition that 70% of the shares of GBC common stock must be exchanged for First Charter common stock. The stock portion of the consideration to GBC shareholders is expected to qualify as a tax-free transaction.
     The Merger Agreement is included as Exhibit 2.1 and contains representations and warranties that First Charter and GBC made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by First Charter and GBC in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between First Charter and GBC rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-KSB, Forms 10-Q, Forms 10-QSB, Forms 8-K, as applicable, and other filings that each of First Charter and GBC respectively make with the Securities and Exchange Commission.
     The Merger Agreement provides, among other things, that First Charter will, prior to completion of the Merger, take certain actions to appoint to the First Charter board of directors an individual mutually agreed by First Charter and GBC. Additionally, each member of the GBC board of directors will be asked to serve on a First Charter local advisory board for the region formerly served by GBC.
     GBC has agreed to call a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval required in connection with the Merger. First Charter is not required to obtain shareholder approval of the Merger. GBC has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

     The Merger Agreement contains certain termination rights for both First Charter and GBC and provides that, upon termination of the Merger Agreement under specified circumstances, GBC will be required to pay First Charter a termination fee of $3.57 million plus the reasonable actual expenses incurred by First Charter in connection with the Merger.
     In connection with the Merger Agreement, each of GBC’s directors and executive officers has executed, or agreed to execute, an agreement with First Charter pursuant to which, among other things, such individual (a) will vote his shares of GBC common stock in favor of the Merger and against an alternative business combination and (b) will not to sell or transfer any shares of GBC common stock. The form of voting agreement is attached as Exhibit A to the Merger Agreement.
     The completion of the Merger, which is currently anticipated to occur in the fourth quarter of 2006, is subject to a number of conditions, including approval by GBC’s shareholders, receipt of all requisite governmental approvals, and certain other customary conditions.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
Employee Matters
     As a condition to entering into the Merger Agreement, First Charter required that Larry D. Key, the Chairman of the Board, President and Chief Executive Officer of GBC, enter into an employment agreement with First Charter to serve as an Executive Vice President of First Charter and a Regional President of First Charter Bank following the completion of the Merger. The form of Mr. Key’s employment agreement is attached as Exhibit C to the Merger Agreement. First Charter also required, as a condition to entering into the Merger Agreement, that each of Katrina M. Winberg and Michael L. Couch enter into a retention agreement with First Charter. Ms. Winberg serves as Senior Vice President, SBA Lending for GBC and Mr. Couch serves as a Senior Vice President and Senior Construction Loan Officer for GBC. Pursuant to these agreements, upon completion of the Merger each of Ms. Winberg and Mr. Couch will serve in a substantially similar position for First Charter as each did for GBC. The form of Ms. Winberg’s retention agreement is attached as Exhibit D to the Merger Agreement and the form of Mr. Couch’s retention agreement is attached as Exhibit E to the Merger Agreement. First Charter has entered into retention agreements with substantially all of the key lending personnel at GBC.
Additional Information About This Transaction
     The Registrant will file a Form S-4, GBC will file a Proxy Statement and both companies will file other relevant documents regarding this transaction with the Securities and Exchange Commission (the “SEC”). GBC will mail the Proxy Statement/Prospectus to its shareholders. These documents will contain important information about the transaction, and the Registrant and GBC urge you to read these documents when they become available.

     You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free of charge from the First Charter website (www.FirstCharter.com) under the section “About First Charter” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from GBC on the Gwinnett Banking Company website (www.gwinnettbanking.com) under the tab “Investor Relations.”
Participants in This Transaction
     The Registrant and GBC and their respective directors and executive officers may be deemed participants in the solicitation of proxies from GBC’s shareholders in connection with this transaction. Information about the directors and executive officers of the Registrant and GBC and information about other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about the Registrant’s executive officers and directors in the Registrant’s definitive proxy statement filed with the SEC on March 22, 2006. You can find information about GBC’s executive officers and directors in their definitive proxy statement filed with the SEC on July 22, 2005. You can obtain free copies of these documents from the Registrant or GBC using the contact information above.
ITEM 9.01 EXHIBITS
(d) Exhibits

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement have not been filed; upon request, First Charter will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 1, 2006 by and between First Charter Corporation and GBC Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Stephen J. Antal

Stephen J. Antal Senior Vice President, General Counsel and Corporate Secretary

Dated: June 6, 2006

EXHIBIT INDEX

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement have not been filed; upon request, First Charter will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated June 1, 2006 by and between First Charter Corporation and GBC Bancorp, Inc.